SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AURUM EXPLORATIONS, INC.
(Exact name of registrant as specified in its charter.)

Nevada
(State of incorporation of organization)

     10431 Caithcart Road
 Richmond, British Columbia
Canada V6X 1N3
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange of which each class is to be
Title of each class to be so registered:	registered:
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-146976.

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value of $0.00001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 if the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

ITEM 1.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-146976) is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS

		Incorporated by reference
Exhibit					Filed
Number	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	SB-2	10/29/07	3.1
3.2	Bylaws.	SB-2	10/29/07	3.2
4.1	Specimen Stock Certificate.	SB-2	10/29/07	4.1
10.1	Bill of Sale from David Zamida	SB-2	10/29/07	10.1
10.2	Trust Agreement	SB-2	10/29/07	10.2
14.1	Code of Ethics.	10-K	10/29/08	14.1
99.1	Subscription Agreement	SB-2	10/29/07	99.1
99.2	Audit Committee Charter.	10-K	10/29/08	99.2
99.3	Disclosure Committee Charter.	10-K	10/29/08	99.3

SIGNATURES

     In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of October, 2008.

AURUM EXPLORATION, INC.

BY: PATRICK MOHAMMED
Patrick Mohammed
President, Principal Executive Officer, Treasurer,
Financial Officer, Principal Accounting Officer
and sole member of the Board of Directors